Application for Life Insurance

General Instructions For Completing The Application
Please follow these instructions carefully. Thank you for the opportunity to underwrite your business.

Application
•	Answer all questions on each page and record each answer in complete detail using black or blue ink.
•
DO NOT USE correction fluid/tape or any similar item. If you need to change answers draw a line through the mistake and have the change initialed by the Owner(s). If a health question is changed, draw a line through the mistake and have the change initialed by the Proposed Insured.

•	Have the Proposed Insured(s) and Owner(s) read the application to confirm that all questions are answered accurately, then sign and date the application.
•	The LICENSED AGENT OR BROKER must complete, sign and date the AGENT'S REPORT.
•
While completion of the applicable Medical Supplement (Part II of Application) is not required if a full paramedical or medical examination is necessary, answering all medical questions will enable the underwriter to promptly begin the underwriting process. (See Underwriting Guidelines for further details.)

•	If a full paramedical or medical exam is over 90 days old but less than 180 days old, the applicable Medical Supplement (Part II of Application) must be completed.
•	If applying for Variable Life Insurance please complete the Suitability Section on Page 4 of 5. The completed VUL/SVUL Allocation form must accompany the application.
•	Please refer to product specifications for complete details and billing options. Some products have limited billing options.

Authority
No agent, broker, registered representative or medical examiner has the authority to make or modify any Company contract or to waive any of the Company's requirements.

Temporary Life Insurance Agreement (TIA)
If payment is made with the application, you must give a copy of the TIA to the Owner(s). Do not accept money orders or cash. Only checks payable to The Lincoln National Life Insurance Company are acceptable. If you are submitting applications for alternate or multiple applications, only one TIA per Proposed Insured may be in effect at one time. Please refer to the TIA for details.
•	Payment with Application May Not Be Submitted if:
1.	The life insurance applied for exceeds $3,000,000 on any one life including optional benefit riders.
2.	Any Proposed Insured's age is less than 15 days or in excess of 70 years.
3.	Any of the questions at the beginning of the TIA are answered YES or LEFT BLANK.
•	If the Payment with Application Rules allow payment to be submitted, please follow these guidelines:
1.	Submit payment with application only in the form of a currently dated check made payable to The Lincoln National Life Insurance Company.
2.	The TIA must be signed and dated by the Proposed Insured(s) and Owner(s). The Licensed Agent, Broker or Registered Representative must also sign as Witness.
3.	Give a copy of the TIA to the Owner(s) and submit the original with the application
4.	Submit the payment with the application and write the amount of the payment in #2 of the Agreement and Acknowledgement Section.

Special Instructions
•	All applicants must complete the Application for Individual Life Insurance and Medical Supplement (Part II).
•
If there is more than one Proposed Insured complete and submit the following: Application for Individual Life Insurance, the Proposed Insured B Supplement and the Medical Supplement (Part II) for each Proposed Insured.

•	The Defined Age Supplement must be completed if either Proposed Insured is age 70 or older.
•	Question 21; enter Owner information here. If the Owner is a trust, include the name of the trust and all trustees. A Certification of Trustee Powers form should also be completed and submitted.
•	If additional space is needed for any questions, complete the Continuation of Details Supplement.
Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.

(Please give a copy of this notice to the Proposed Insured.)

Important Notice
Since you are applying for insurance, we would like you to know more about our underwriting process.

The Underwriting Process
All forms of insurance are based on the concept of risk-sharing. Underwriters seek to determine the level of risk represented by each applicant, and then assign that person to a group with similar risk characteristics. In this way, the risk potential can be spread among all policyholders within a given risk group, assuring that each assumes their fair share of the insurance cost.

Underwriters collect and review risk factors such as age, occupation, physical condition, medical history, financial status and any hazardous avocations. The level of risk and premium for the amount of coverage requested is based on this information.

Investigative Consumer Report
As a part of our routine procedure for processing your initial application, we may request an investigative consumer report. The agency making the report may keep a copy of the report and disclose its contents to others for whom it performs similar services. The report typically includes information such as identity and residence verification, character, reputation, marital status, estimate of net worth and income, occupation, avocations, medical history, habits, mode of living and other personal characteristics. Additional information is usually obtained from several different sources. Confidential interviews may be conducted with a business, banks, accountants, or other financial advisors or other references as designated by the applicant. Public records are carefully reviewed.

Past experience shows that information from investigative reports usually does not have an adverse effect on our underwriting decision. If it should, we will notify you in writing and identify the reporting agency. At that point, if you wish to do so, you may discuss the matter with the reporting agency.

You have the right to be interviewed as part of any investigative consumer report that is completed. If you desire such an interview, please indicate this at the time your application is submitted. If you request it, we will supply the name, address and telephone number of the consumer reporting agency so you may obtain a copy of the report.

Contestability
We strongly urge you to review the completed application closely for accuracy. During the 2 year contestability period described in the *policy, a claim may be denied if the application contains false statements or misrepresentations or fails to disclose material facts. In such a case, the policy could be void and coverage could be lost.

MIB, Inc.
Information you provide regarding your insurability or claims will be treated as confidential except that the Company or its reinsurers may make a brief report of it to MIB, Inc. This is a nonprofit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance coverage or submitted a claim, MIB, Inc. will provide the information it may have in its file.

Upon receipt of a request from you, MIB, Inc. will arrange disclosure of any information it may have in your file. If you question the accuracy of information in MIB, Inc.'s file, you may contact MIB, Inc. at: 50 Braintree Hill Park, Suite 400, Braintree, MA 02184- 8734. You can reach MIB, Inc. by phone toll free at (866) 692-6901. (TTY {866} 346-3642)

*	"Policy" may be referred to as "certificate".

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.
ICC15LFF10800A                                                                                                                                                                                                                        4/15

Application for Individual Life Insurance

Proposed Insured
1.   Name (First, Middle, Last):                                                                                                                                                                                2. h Male  h Female

3.   Date of Birth (mm/dd/yy):                                                                                                              4.  Social Security Number:
(If age 70 or over, please complete Defined Age Supplement)
5.	Are you a citizen of the United States? h Yes h No If "No," of what country? If "No," indicate Visa type and status:
6.	Place of Birth (State/ Country):

7.	Driver's License # & State:

8.	Home Address (Street, City, State, ZIP):

9.	Employer: 10. Occupation:

11.	Business Address (Street, City, State, ZIP):

12.	Annual Earned Income $ 13. Annual Unearned Income $14. Net Worth $

15.	Primary Phone #:

*Policy Information
16.	Plan of Insurance (if Term include duration):

17.	Amount of Insurance/Specified Amount: $

18. Death Benefit Option: (Complete for Universal Life and Variable Universal Life Product only–not required for Term)
h Level                      h Increase by Cash Value                                                                                                              h Increase by Premium                                                                  h Increase by Premium Less Policy Factor

19. Death Benefit Qualification Test (DBQT) – For IRS purposes, premiums will be tested using the Guideline Premium Test unless
h Cash Value Accumulation Test is checked (not available on all products or with all riders). The DBQT cannot be changed after issue unless the terms of the policy require a change.
20. Additional Benefits and Riders: (If applicable)
h Accelerated Benefits Rider for Chronic Illness (Complete applicable supplement)
h Accelerated Benefit Rider
h Children's Term Insurance Rider (Complete Child's Supplement)

h Other Insured Rider                                                                                      $
h Supplemental Coverage $
(Please complete Proposed Insured B Supplement)

h Waiver of Premium                                                                                                            h Waiver of Monthly Deductions                                                                                                h Waiver of Specified Premium $
h Other Benefits and Riders not listed above (Please provide full details: e.g. coverage amounts/percentages/etc.):

Owner Information (If left blank, Proposed Insured will be Owner)
21.	a. Name/Trust & Trustees:

b.	Address (Street, City, State, ZIP):

c.	Relationship to Proposed Insured(s): d. SSN/TIN:

e. Date of Birth/Trust Date:                                                                                          f. Country of Citizenship:

22.	Is this policy being purchased as part of an employer owned life insurance program where the employer is the direct or
indirect beneficiary of the policy?                                                                            h Yes                        h No
*	"Policy" may be referred to as "certificate".

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.

Beneficiary Information  (Unless otherwise stated in Special Instructions below, if multiple beneficiaries are named in a class, Primary and/or Contingent, the proceeds are to be paid equally to the survivor or survivors, if any, in the class.)
Select Primary (P) or Contingent (C) Beneficiary for each line completed. Check here h if Primary Beneficiary same as Owner
23.	a. h P h C Name/Trust & Trustees:

b.	Address (Street, City, State, ZIP):
c.	Relationship to Proposed Insured(s): d. SSN/TIN:
e. Date of Birth/Trust Date:                                                                              f.  Phone Number:
24.	a. h P h C Name/Trust & Trustees:

b.	Address (Street, City, State, ZIP):
c.	Relationship to Proposed Insured(s): d. SSN/TIN:
e. Date of Birth/Trust Date:                                                                              f.  Phone Number:
25.	a. h P h C Name/Trust & Trustees:

b.	Address (Street, City, State, ZIP):
c.	Relationship to Proposed Insured(s): d. SSN/TIN:
e. Date of Birth/Trust Date:                                                                              f.  Phone Number:

26.	Special Instructions (If proceeds are not to be paid equally indicate here. Dollar amounts are not accepted; percentages must total to 100%):

Billing Information
27.	Modal Planned Premium: $
28.	Premium Mode: h Annual h Semi-Annualh Quarterlyh Monthly EFTh Lump Sum
h Other (include List Bill Number if applicable):
29.	Source of Premium (Income, loan, business activity, etc.):
30.	Premium Notices To: (Check one only.) (Please note we cannot bill to your agent.)
h Owner in Question 21                                                            h Insured at Residence
h Other:

Third Party Designee/Secondary Addressee
31.
I, the Applicant/Owner, understand that I have the right to designate at least one person other than myself to receive notice of lapse or termination of this insurance policy for nonpayment of premium. I also understand that I will be given the opportunity to change this written designation at any time.

Please complete name/address below if you choose to designate a Third Party Designee or Secondary Addressee:

Name:                                                                                                                                                                                                                         Address:

Existing and Pending Insurance Information
32. Are you considering replacing, lapsing, stopping premium payments, surrendering, assigning to the insurer or reducing your benefits under an existing policy or annuity? (If "Yes," please complete all required replacement forms)
h Y h N
33.	Are you considering using or borrowing funds from your existing policies or annuities to pay premiums due on the new or applied for policy? (If "Yes," please complete all required replacement forms.)	h Y h N
34.	If you answered "Yes" to 32 and/or 33 with regards to an annuity contract, please provide company, contract number and issue date:

35.	Please list amounts of all inforce life insurance on your life, including any policies that have been sold. (List in the box below.)
If none, check this box: h
Please indicate the Type of coverage: Business (B); Group (G); or Personal (P).

Company	Face Amount	Policy Number	Issue Date (mm/dd/yy)	Replacement or Change of Policy?		1035 Exchange		Type
				$ h Y	h N	h Y	h N
				$ h Y	h N	h Y	h N
				$ h Y	h N	h Y	h N
				$ h Y	h N	h Y	h N

36.	Do you have any applications currently pending or do you plan to apply for new life insurance coverage with
any other company? (If "Yes," please provide details in the space provided.)                                                                                                                                                                                                  h Y   h N

Company	Amount	Reason Policy Applied For

37.	What is the total amount of new life insurance coverage that will be placed inforce with all companies including this application? (Do not include inforce policies listed in Question 35.) $
38.	Will the premiums for this policy be loaned or otherwise financed by an individual(s) or entity other than the

Proposed Insured or immediate family members of the Proposed Insured? (If "Yes," please complete the
Premium Financing requirements.)
39.	Have you ever applied for life, health or disability insurance and been declined, postponed or charged an
h Y  h N

increased premium? (If "Yes," provide further information in the space provided.)                                                                                                                                                                                                  h Y   h N

General Risk Information — Proposed Insured
40.	Do you now, or do you plan to fly within the next 2 years, or have you flown during the past 2 years as a
pilot, student pilot or crew member? (If "Yes," an Aviation Supplement is required.)                                                                                                                                                                                                h Y   h N
41.
Do you plan to participate within the next 2 years, or have you participated within the past 2 years; in motor vehicle or boat racing, in hang gliding, skydiving or SCUBA diving, or mountain, rock or technical climbing?

(If "Yes," an Avocation Supplement is required.)                                                                                                                                                                                                h Y   h N
42.	Do you now, or do you plan to reside or travel outside of the United States or Canada within the next year?

(If "Yes," please provide the total number of days and locations where travel is planned in number 47 below.)
43.	In the past 5 years, have you been convicted of two or more moving violations, driving under the influence of alcohol or other drugs, or had your driver's license suspended or revoked?
(If "Yes," please provide dates and other details in number 47 below.)
44.	Have you ever been convicted of or are you awaiting trial for a felony? (If "Yes," please provide details in number 47 below including date of conviction and date of release of probation or parole.)
45.	In the last 5 years have you filed for bankruptcy?

If "Yes," what type of bankruptcy:                                                                                                When was the bankruptcy discharged:
46.
Are you a member of, or applied to be a member of, or have you received a notice of required service in, the armed forces, reserves or National Guard? (If "Yes," please indicate if Retired or active; list branch of service, rank, duties, mobilization category and current duty station; if a notice of deployment has been received, to where and when; in number 47 below.)

47.	Details to General Risk Questions: (If more room is needed, use the Continuation of Details Supplement.)
h Y  h N

h Y h N h Y h N h Y  h N

h Y  h N

Question #	Date	Details/Reasons

Service Office Endorsements (For Company Use Only. We will attach additional documentation as needed.)

Suitability
Complete only if applying for Variable Life Insurance and submit allocation form(s) with this Application:

1.	Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received a current Prospectus for the policy applied for and have you had sufficient time to review it?	h Y h N
2.	Do you understand that the amount and duration of the death benefit may increase or decrease depending on the investment performance of funds in the Separate Account?	h Y h N
3.	Do you understand that the cash values may increase or decrease depending on the investment performance of the funds held in the Separate Account?	h Y h N
4.	With this in mind, do you believe that the policy applied for is in accord with your insurance objective and your anticipated financial needs?	h Y h N

CASH VALUES ARE NOT GUARANTEED AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.
Refer to the contract for information on any no-lapse guarantee that may be provided.

Agreement and Acknowledgement
I, the Owner, certify that the tax identification or social security number as provided by me is correct. I also certify that I am not subject to backup withholding.
Each of the Undersigned declares that:
1.	This Application consists of: a) Part I; b) Part II Medical Application; c) any amendments to the application(s) attached thereto;
and d) any supplements, all of which are required by the Company for the plan, amount and benefits applied for.
2.
I/We further agree that (except as provided in the Temporary Life Insurance Agreement if advance payment has been made and acknowledged below and such Agreement issued), insurance will take effect under the Policy only when: 1) the Policy has been delivered to and accepted by me/us; 2) the initial premium has been paid in full during the lifetime of the Proposed Insured(s); and 3) the Proposed Insured(s) remain in the same state of health and insurability as described in each part of the application at the time conditions 1) and 2) are met.

I/We have paid  $
to the Agent/Representative in exchange for the Temporary Life Insurance Agreement,

and I/we acknowledge that I/we fully understand and accept its terms. (Please complete Temporary Life Insurance Agreement and submit with application.)
3.	No agent, broker or medical examiner has the authority to make or modify any Company contract or to waive any of the Company's requirements.
4.
For employer owned life insurance policies, the owner hereby acknowledges its sole responsibility for ensuring that it complies with all legal and regulatory requirements related to life insurance it purchases on its employees, including appropriate disclosure to each employee whose life is insured under such a life insurance policy.

5.
For policies held in trust by one or more trustees, the undersigned certify and acknowledge the following. The trust arrangement is identified by name and date, the trust is in effect, and the trustees named in this application are the trustees for the named trust. The trustees signing this application have the power and authority to act and exercise all ownership rights under the policy, and the Company may rely solely upon the signatures of the trustees regarding any policy options, privileges or benefits. Any amounts paid to the trustees by the Company according to the policy shall fully discharge the Company with respect to those amounts. The Company shall have no obligation to inquire into the terms of the trust or to see to the use or application of any amounts paid to the trustees. The Company shall not be held liable for any party's non-compliance with the terms of the trust.

6.
Corrections, additions or changes to this application may be made by the Company. Any such changes will be shown under "Service Office Endorsements". Acceptance of a policy issued with such changes will constitute acceptance of the changes. No change will be made in classification (including age at issue), plan, amount, or benefits unless agreed to in writing by the Applicant.

7.	I have been advised to consult with my own tax advisors regarding the tax effects inherent in the plan of insurance for which I am applying.
8.
I HAVE READ, or have had read to me, the completed Application for Life Insurance before signing below. All statements and answers in this application are correctly recorded, and are full, complete and true to the best of my knowledge and belief. I confirm that upon receipt of the contract I will review the answers recorded on the application. I will notify the Company immediately if any information in the application is incorrect. Caution: If your answers on this application are incorrect or untrue, the Company may have the right to deny benefits or rescind coverage under the policy and any riders attached to it.

State Disclosure
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Authorization
I, the Proposed Insured, authorize any medical professional, hospital or other medical institution, Pharmacy Benefit Manager, insurer, MIB, Inc., or any other person or organization that has any records or knowledge of me or my physical or mental health or insurability to disclose that information to the Company, its reinsurers, or any other party acting on the Company's behalf. I authorize the Company or its reinsurer to make a brief report of my protected health information to MIB, Inc. I authorize the Company to disclose information related to my insurability to other insurers to whom I may apply for coverage.
Once this authorization is signed it shall be valid as permitted by applicable law in the state where the policy is issued but not to exceed a time period of 24 months. A photographic copy of this authorization shall be as valid as the original. I understand that I may revoke this authorization at any time by written notification to the Company; however, any action taken prior to notification will not be affected.
The purpose of this authorization is to allow the Company to determine eligibility for life coverage or a claim for benefits under a life policy.
h I elect to be interviewed if an Investigative Consumer Report is prepared. Each of the undersigned declares that:
I/We acknowledge receipt of the Privacy Notice and the Important Notice containing the Investigative Consumer Report and MIB, Inc. information.

Signatory Section

Signed in                                                                                    , this                      day of
(city, state)                                                                                                              (month)                                                    (year)

Signature of Proposed Insured
(Parent or Guardian if under 18 years of age)

Signature of Applicant/Owner/Trustee with Title
(If other than Proposed Insured)
(Provide Officer's Title if policy is owned by a Corporation)
Signature of Applicant/Owner/Trustee with Title
(If other than Proposed Insured)
(Provide Officer's Title if policy is owned by a Corporation)

To Be Completed By Agent Only (All questions are required to be answered.)
(i)	Does the applicant have any existing life insurance policies or annuities? h Y h N
(ii)	Do you know or have you any reason to believe that replacement of insurance is involved? h Y h N
If a replacement is involved, I certify that only company approved sales materials were used in this sale and that copies of all sales materials were left with the applicant.
I declare that I have accurately answered all questions contained in this section.
I declare that I have provided each Proposed Insured and Owner(s) with the Important Notice as well as a copy of the Privacy Practices Notice.

Signature of Licensed Agent, Broker or Registered Representative                                                                                                                                                                        Name of Licensed Agent, Broker or Registered Representative
(Please Print)

Applicable to Variable Life Only
I have reviewed the Application, Supplements, New Account Form and allocation forms and find the transaction suitable.

Signature of Registered Principal of Broker/Dealer                                                                                                                                          Name of Registered Principal of Broker/Dealer
(Please Print)